Exhibit 99.1

NEWCASTLE INVESTMENT CORP.

Contact:

Investor Relations

212-479-3195

Newcastle Announces Second Quarter 2012 Results

SECOND QUARTER 2012 HIGHLIGHTS

•	Core Earnings of $0.29 per diluted share

•	GAAP income of $0.21 per diluted share

•	Declared Common Dividend of $0.20 per share, or $29 million

•	$240 million of average un-invested capital in the quarter

SECOND QUARTER 2012 FINANCIAL RESULTS

New York, NY, August 9, 2012 – Newcastle Investment Corp. (NYSE: NCT) reported that in the second quarter of 2012, income available for common stockholders (“GAAP income”) was $29 million, or $0.21 per diluted share, compared to $98 million, or $1.23 per diluted share, in the second quarter of 2011.

GAAP income of $29 million consisted of the following:

Core Earnings:

•	$39 million, or $0.29 per diluted share, which is equal to net interest income less expenses, net of preferred dividends

Other Income/Loss:

•	$1 million of other losses related to a $1 million net loss on the settlement of investments and a $1 million net loss in non-cash mark-to-market offset by $1 million of other fee income

•	$9 million of non-cash mark-to-market net loss on loans held for sale and impairment recorded on investments

During the second quarter of 2012, the Company generated $21 million of Cash Available for Distribution (“CAD”), compared to $20 million in the first quarter of 2012.

On June 13, 2012, the Board of Directors declared a quarterly dividend of $0.20 per common share, or $29 million, for the second quarter of 2012. The Board of Directors also declared dividends of $0.609375, $0.503125 and $0.523438 per share on the 9.75% Series B, 8.05% Series C and 8.375% Series D preferred stock, respectively, for the period beginning May 1, 2012 and ending July 31, 2012.

In the second quarter of 2012, GAAP book value increased by $1.19 per share. As of June 30, 2012, GAAP book value was $3.68 per share, compared to $2.49 per share as of March 31, 2012.

The following table summarizes the Company’s operating results ($ in millions, except per share data):

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Summary Operating Results:
GAAP income	$29	$72	$98
GAAP income, per diluted share	$0.21	$0.68	$1.23

Non-GAAP Results:
Core earnings	$39	$35	$30
Core earnings, per diluted share	$0.29	$0.33	$0.37
Cash Available for Distribution	$21	$20	$26

For a reconciliation of income available for common stockholders to core earnings and net cash flow provided by operating activities to cash available for distribution, please refer to the tables following the presentation of GAAP results.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the “Quarterly Supplement – Second Quarter 2012” presentation posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

For consolidated investment portfolio information, please refer to the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are also available on the Company’s website, www.newcastleinv.com.

SECOND QUARTER 2012 EVENTS & INVESTMENT ACTIVITY

$272 million of common equity raised:

In April 2012, the company completed the sale of approximately 19 million shares of its common stock at an average price of $6.22 per share. The total gross proceeds from the sale were approximately $118 million.

In May 2012, the Company completed the sale of 23 million shares of its common stock at an average price of $6.71 per share. The total gross proceeds from the sale were approximately $154 million.

$284 million of unrestricted cash invested:

Excess MSRs investments – total of $220 million:

Invested $44 million to purchase a 65% interest in the Excess MSRs on a $10 billion residential mortgage loan portfolio. The Company expects the investment to generate a 17% IRR and $90 million of total cash flow, or 2.1x its initial investment.

Invested $176 million to purchase a 65% interest in Excess MSRs on three portfolios with a total of $64 billion of residential mortgage loans. The Company expects the three investments to generate an average 18% IRR and $355 million of total cash flow, or 2.0x its initial investment.

Non-Agency RMBS investments – total of $64 million:

Invested $123 million to purchase $182 million of Non-Agency RMBS at an average price of 67.4% of par, with an expected unlevered yield of 9%, and an average life of 4.6 years. In July, the Company entered into $59 million of recourse financing resulting in an overall portfolio leverage of 48% with an expected levered return of 14%.

$89 million of restricted CDO cash invested:

Invested $43 million to purchase $51 million face amount of six CMBS and an ABS at an average price of 85% of par, with an expected average yield of 7%, an average life of 9 years, and an average rating of BBB+.

Invested $46 million to purchase two commercial real estate loans at par, with an expected average yield of 9%, an average loan-to-value ratio of 56%, and an average life of 2 years.

In May 2012, Newcastle committed to invest up to $450 million, with an expected investment of between $150 and $300 million, to acquire up to a 65% interest in Excess MSRs from Nationstar Mortgage in connection with their stalking horse bid on mortgage servicing assets from ResCap.

SUBSEQUENT EVENTS & INVESTMENT ACTIVITY

$170 million of common equity raised:

On July 31, 2012, the Company completed the sale of approximately 25 million shares of its common stock and the gross proceeds from the sale were approximately $170 million.

$82 million of unrestricted cash invested:

Invested $64 million (including $9 million of working capital and closing costs) to purchase 8 senior housing assets financed with $88 million of non-recourse debt at a weighted average interest rate of 3.45% with a 7-year maturity.

Invested $18 million to purchase $29 million of Non-Agency RMBS at an average price of 62.9% of par, with an expected unlevered yield of 8.2%, and an average life of 7.3 years.

$85 million of restricted CDO cash invested:

Invested $85 million to purchase $76 million face amount of CMBS and $18 million face amount of ABS at a total average price of 90% of par, with an expected average yield of 6.5%, an average life of 4.1 years, and an average rating of BBB.

As of July 20, 2012, all CDOs were fully invested and past their reinvestment periods.

CASH AND RECOURSE FINANCING

As of August 7, 2012, the Company’s cash and recourse financings, excluding junior subordinated notes, were as set forth below:

•	Unrestricted Cash Available to Invest – The Company had $173 million of unrestricted cash available to invest

•

Recourse Financing – The Company had $497 million of financing related to FNMA and FHLMC securities with a value of $523 million and $59 million of financing related to two Non-Agency RMBS bonds with a value of $91 million. In addition, the Company had $2 million of financing related to senior Newcastle CDO bonds it repurchased.

I. RESIDENTIAL SERVICING & SECURITIES PORTFOLIO

As of June 30, 2012, Newcastle’s residential servicing and securities portfolio consisted of five Excess MSRs investments with a total carrying value of $265 million and 10 newly purchased Non-Agency RMBS with a total carrying value of $119 million.

Excess MSRs

As of June 30, 2012, $265 million of investments represent 65% interests in Excess MSRs on a total unpaid principal balance of $82 billion.

During the quarter, Pool 1 generated $4.3 million of total cash flow, of which $1.9 million contributed to CAD. The first payments on Pools 2 through 5 were received subsequent to the quarter.

As of June 30, 2012 for the total Excess MSRs portfolio:

•	The average updated IRR with actual performance was 18%, compared to an initial expected IRR of 18%

•	Weighted Average Constant Prepayment Rate (“CPR”) was 12.5% compared to an initial CPR projection of 20%

Non-Agency RMBS

As of June 30, 2012, the Company’s newly purchased Non-Agency RMBS portfolio consisted of $177 million face amount of assets (value of 67.3% of par). During the second quarter of 2012, these investments generated $4.2 million of total cash flow, of which $1.0 million contributed to CAD.

II. REAL ESTATE DEBT & OTHER ASSETS PORTFOLIO

As of June 30, 2012, the Company’s real estate debt and other assets portfolio consisted of $3.9 billion of diversified assets financed with $2.9 billion of primarily match funded, non-recourse debt. Assets included 355 commercial, residential and corporate real estate securities and loan investments with an average investment size of $10 million, and 9,436 mortgage loans backed by residential real estate.

During the second quarter of 2012, the portfolio generated total cash flow of $35 million of which $29 million contributed to CAD. During the quarter, the weighted average carrying value of the June 30, 2012 portfolio changed from a price of 81.1 to 81.3, an increase of 0.2% or $6 million.

Newcastle CDO financings

As of June 30, 2012, Newcastle’s five CDOs consisted of $3.2 billion face amount of collateral (value of 81.1% of par) financed with $2.4 billion of debt. During the second quarter of 2012, the CDOs generated $29.1 million of total cash flow which included:

•	$21.0 million of CDO cash receipts consisting of $16.4 million of excess interest, $3.1 million of interest on retained and repurchased CDO debt, and $1.5 million of senior collateral management fees

•	$8.1 million of principal repayments on repurchased CDO debt, of which $1.7 million contributed to CAD

The following table summarizes the cash receipts in the second quarter of 2012 from the Company’s consolidated CDO financings and the results of their related coverage tests ($ in thousands):

	Primary Collateral Type	Cash Receipts (1)	Interest Coverage % Excess (Deficiency) July 31, 2012 (2)	Over-Collateralization Excess (Deficiency) (2)(3)

				July 31, 2012		June 30, 2012		March 31, 2012
				%	$	%	$	%	$
CDO IV	Securities	$396	38.5%	-3.6%	(6,433)	-3.6%	(6,433)	-2.1%	(4,070)
CDO VI	Securities	125	-156.1%	-64.4%	(178,375)	-63.9%	(177,738)	-63.2%	(177,539)
CDO VIII	Loans	6,575	452.0%	13.5%	85,161	12.9%	82,127	8.3%	53,094
CDO IX	Loans	8,326	609.2%	20.1%	129,279	19.5%	125,699	18.9%	121,772
CDO X	Securities	5,602	325.6%	8.1%	93,150	5.0%	56,925	8.2%	93,725

Total		$21,024

(1)	Cash receipts exclude principal repayments from repurchased bonds. Cash receipts for the quarter ended June 30, 2012 may not be indicative of cash receipts for subsequent periods. See Forward-Looking Statements below for risks and uncertainties that could cause cash receipts for subsequent periods to differ materially from these amounts.
(2)	Represents the excess or deficiency under the applicable interest coverage or over-collateralization test to the first threshold at which cash flow would be redirected. The Company generally does not receive material interest cash flow from a CDO until a deficiency is corrected. The information regarding coverage tests is based on data from the most recent remittance date on or before July 31, 2012, June 30, 2012 or March 31, 2012, as applicable. The CDO IV test is conducted only on a quarterly basis (December, March, June and September).
(3)	As of the July 2012 remittance, the face amount of assets on negative watch for possible downgrade by at least one rating agency (Moody’s, S&P, or Fitch) for CDOs VIII, IX, and CDO X were $30 million, $7 million, and $29 million, respectively.

Other Real Estate Related Investments

As of June 30, 2012, other real estate related investments were comprised of $718 million face amount of assets (value of 91.1% of par) financed with $559 million of debt. During the second quarter of 2012, these investments generated $5.6 million of total cash flow which included:

•	$5.3 million consisting of excess interest, interest on retained debt, and senior collateral management fees

•	$0.3 million of principal repayments from a commercial real estate loan

INVESTMENT PORTFOLIO

The following table describes the investment portfolio as of June 30, 2012 ($ in millions):

	Face Amount $	Basis Amount $ (6)	% of Total Basis	Carrying Value Amount $	Number of Investments	Credit (7)		Weighted Average Life (years) (8)
I. Residential Servicing & Securities
Excess MSRs Investment	265	265	7.7%	265	5	—		5.5
Non-Agency RMBS(1)	177	119	3.4%	119	10	CC		4.2

Total Residential Servicing & Securites	442	384	11.1%	384				5.0

II. Real Estate Debt & Other Assets
Commercial Assets
CMBS	$1,470	$1,104	32.0%	$1,163	192	BB+		3.8
Mezzanine Loans	609	487	14.1%	487	17	72%		2.1
B-Notes	208	186	5.4%	186	7	59%		2.5
Whole Loans	30	30	0.9%	30	3	48%		1.5
CDO Securities (2)	86	69	2.0%	65	3	BB+		2.9
Other Investments (3)	25	25	0.6%	25	1	—		—

Total Commercial Assets	2,428	1,901	55.0%	1,956				3.2

Residential Assets
MH and Residential Loans	354	309	8.9%	309	9,436	706		6.3
Subprime Securities	245	126	3.7%	134	60	B	–	6.5
Real Estate ABS	39	29	0.8%	31	11	BB+		4.0

	638	464	13.4%	474				6.2

FNMA/FHLMC Securities	377	397	11.5%	400	37	AAA		4.7

Total Residential Assets	1,015	861	24.9%	874				5.7

Corporate Assets
REIT Debt	120	119	3.4%	123	18	BB+		2.2
Corporate Bank Loans	301	189	5.6%	189	6	CC		2.3

Total Corporate Assets	421	308	9.0%	312				2.3

Total Real Estate Debt & Other Assets(4)	3,864	3,070	88.9%	3,142				3.7

Total Portfolio/Weighted Average (5)	$4,306	$3,454	100.0%	$3,526				3.8

(1)	Represents non-agency RMBS purchased outside of the Company’s CDOs since April 2012.
(2)	Represents non-consolidated CDO securities, excluding ten securities with a zero value that had an aggregate face amount of $117 million.
(3)	Relates to an equity investment in a REO property.
(4)	Total Real Estate Debt and Other Assets excludes $63 million of CDO cash available for reinvestment.
(5)	Excludes operating real estate held for sale of $8 million and loans subject to call option with a face amount of $406 million.
(6)	Net of impairment.
(7)	Credit represents the weighted average of minimum ratings for rated assets, the Loan to Value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets and an implied and assumed AAA rating for FNMA/FHLMC securities. Ratings provided herein were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time.
(8)	Weighted average life is an estimate based on the timing of expected principal reduction on the asset.

CONFERENCE CALL

Newcastle’s management will conduct a live conference call on Thursday, August 9, 2012 at 8:00 A.M. Eastern Time to review the financial results for the second quarter 2012. A copy of the earnings press release is posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Second Quarter 2012 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at http://www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Thursday, August 16, 2012 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “15139033”.

ABOUT NEWCASTLE

The Company invests in real estate debt and other real estate related assets, including excess mortgage servicing rights. The Company is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. For more information regarding the Company or to be added to our e-mail distribution list, please visit http://www.newcastleinv.com.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the average life of an investment, the expected returns, or expected yield on an investment, statements relating to our liquidity, future losses and impairment charges, our ability to acquire assets with attractive returns and the delinquent and loss rates on our subprime portfolios. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that market conditions cause downgrades of a significant number of our securities or the recording of additional impairment charges or reductions in shareholders’ equity; the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; actual recapture rates with respect to any Excess MSR investment; and the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which is available on the Company’s website (www.newcastleinv.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CAUTIONARY NOTE REGARDING EXPECTED RETURNS AND EXPECTED YIELDS PRESENTED IN THIS PRESS RELEASE

Expected returns and expected yields are estimates of the annualized effective rate of return that we presently expect to be earned over the expected average life of an investment (i.e., IRR), after giving effect, in the case of returns, to existing leverage, and calculated on a weighted average basis. Expected returns and expected yields reflect our estimates of an investment’s coupon, amortization of premium or discount, and costs and fees, and they contemplate our assumptions regarding prepayments, defaults and loan losses, among other things. In the case of Excess MSRs, these assumptions include, but are not limited to, the recapture rate. Income recognized by the Company in future periods may be significantly less than the income that would have been recognized if an expected return or expected yield were actually realized, and the estimates we use to calculate expected returns and expected yields could differ materially from actual results.

Statements about expected returns and expected yields in this press release are forward-looking statements. You should carefully read the cautionary statement above under the caption “Forward-looking Statements,” which directly applies to our discussion of expected returns and expected yields.

Newcastle Investment Corp.

Consolidated Statements of Income (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Interest income	$82,438	$74,143	$157,337	$146,346
Interest expense	29,462	35,750	59,627	73,915

Net interest income	52,976	38,393	97,710	72,431

Impairment (Reversal)
Valuation allowance (reversal) on loans	(3,223)	(14,555)	(12,254)	(55,862)
Other-than-temporary impairment on securities	10,859	5,784	16,742	8,896
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of reversal of other comprehensive loss into net income (loss)	863	(296)	(3,069)	693

	8,499	(9,067)	1,419	(46,273)

Net interest income after impairment	44,477	47,460	96,291	118,704

Other Income (Loss)
Gain (loss) on settlement of investments, net	(1,177)	35,606	3,646	69,698
Gain on extinguishment of debt	39	33,443	20,782	44,485
Change in fair value of investments in excess mortgage servicing rights	3,523	—	4,739	—
Other income (loss), net	(3,744)	(10,160)	(774)	(9,825)

	(1,359)	58,889	28,393	104,358

Expenses
Loan and security servicing expense	1,104	1,200	2,202	2,260
General and administrative expense	6,205	1,649	8,490	3,250
Management fee to affiliate	5,631	4,555	10,607	8,744

	12,940	7,404	21,299	14,254

Income from continuing operations	30,178	98,945	103,385	208,808
Income (loss) from discontinued operations	261	190	525	—

Net Income	30,439	99,135	103,910	208,808
Preferred dividends	(1,395)	(1,395)	(2,790)	(2,790)

Income Available for Common Stockholders	$29,044	$97,740	$101,120	$206,018

Income Per Share of Common Stock
Basic	$0.21	$1.23	$0.84	$2.90

Diluted	$0.21	$1.23	$0.84	$2.90

Income from continuing operations per share of common stock, after preferred dividends
Basic	$0.21	$1.23	$0.84	$2.90

Diluted	$0.21	$1.23	$0.84	$2.90

Income (loss) from discontinued operations per share of common stock
Basic	$—	$—	$—	$—

Diluted	$—	$—	$—	$—

Weighted Average Number of Shares of Common Stock Outstanding
Basic	134,115,335	79,282,480	119,648,172	70,988,410

Diluted	135,172,953	79,282,480	120,421,528	70,992,828

Dividends Declared per Share of Common Stock	$0.20	$0.10	$0.40	$0.10

Newcastle Investment Corp.

Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2012
	(Unaudited)	December 31, 2011
Assets
Non-Recourse VIE Financing Structures
Real estate securities, available for sale	$1,505,791	$1,479,214
Real estate related loans, held for sale, net	891,953	807,214
Residential mortgage loans, held for investment, net	311,097	331,236
Subprime mortgage loans subject to call option	405,247	404,723
Operating real estate, held for sale	7,737	7,741
Other investments	18,883	18,883
Restricted cash	62,692	105,040
Derivative assets	966	1,954
Receivables from brokers, dealers and clearing organizations	30,632	—
Receivables and other assets	21,021	23,319

	3,256,019	3,179,324

Recourse Financing Structures and Unlevered Assets
Real estate securities, available for sale	532,609	252,530
Real estate related loans, held for sale, net	—	6,366
Residential mortgage loans, held for sale, net	2,946	2,687
Investments in excess mortgage servicing rights at fair value	265,132	43,971
Other investments	6,024	6,024
Cash and cash equivalents	102,647	157,356
Receivables and other assets	28,313	3,541

	937,671	472,475

	$4,193,690	$3,651,799

Liabilities and Stockholders’ Equity
Liabilities
Non-Recourse VIE Financing Structures
CDO bonds payable	$2,350,648	$2,403,605
Other bonds and notes payable	179,001	200,377
Repurchase agreements	5,538	6,546
Financing of subprime mortgage loans subject to call option	405,247	404,723
Derivative liabilities	101,809	119,320
Payables to brokers, dealers and clearing organizations	20,560	—
Accrued expenses and other liabilities	14,228	16,112

	3,077,031	3,150,683

Recourse Financing Structures and Other Liabilities
Repurchase agreements	317,972	233,194
Junior subordinated notes payable	51,246	51,248
Dividends payable	30,366	16,707
Due to affiliates	8,448	1,659
Purchase price payable on investments in excess mortgage servicing rights	31,382	3,250
Payables to brokers, dealers and clearing organizations	68,296	—
Accrued expenses and other liabilities	6,219	2,969

	513,929	309,027

	3,590,960	3,459,710

Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of June 30, 2012 and December 31, 2011	61,583	61,583
Common stock, $0.01 par value, 500,000,000 shares authorized, 147,187,757 shares issued and outstanding at June 30, 2012 and December 31, 2011	1,472	1,052
Additional paid-in capital	1,542,806	1,275,792
Accumulated deficit	(1,022,604)	(1,073,252)
Accumulated other comprehensive income (loss)	19,473	(73,086)

	602,730	192,089

	$4,193,690	$3,651,799

Newcastle Investment Corp.

Consolidated Statements of Cash Flows (Unaudited)

(dollars in thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
Cash flows From Operating Activities
Net income	30,439	99,135	103,910	208,808
Adjustment to reconcile net income to net cash provided by (used in) operating activities (inclusive of amounts related to discontinued operations):
Depreciation and amortization	87	91	174	137
Accretion of discount and other amortization	(13,647)	(11,036)	(25,860)	(21,807)
Interest income in CDOs redirected for reinvestment or CDO bond paydown	(1,215)	(2,855)	(2,445)	(6,579)
Interest income on investments accrued to principal balance	(5,621)	(4,763)	(10,914)	(9,298)
Interest expense on debt accrued to principal balance	109	104	218	514
Deferred interest received	—	—	—	1,027
Non-cash directors’ compensation	220	122	220	122
Reversal of valuation allowance on loans	(3,223)	(14,555)	(12,254)	(55,862)
Other-than-temporary impairment on securities	11,722	5,488	13,673	9,589
Impairment on real estate held-for-sale	—	—	—	433
Change in fair value on investments in excess mortgage servicing rights	(3,523)	—	(4,739)	—
Gain on settlement of investments (net) and real estate held-for-sale	1,177	(35,608)	(3,646)	(68,766)
Unrealized loss on non-hedge derivatives and hedge ineffectiveness	4,562	10,993	2,476	11,194
Gain on extinguishment of debt	(39)	(33,443)	(20,782)	(44,485)
Change in:
Restricted cash	78	136	364	245
Receivables and other assets	(4,925)	1,116	(4,371)	1,076
Due to affiliates	334	167	334	99
Accrued expenses and other liabilities	3,536	(12)	2,977	(73)

Net cash provided by (used in) operating activities	20,071	15,080	39,335	26,374

Cash Flows From Investing Activities
Principal repayments from repurchased CDO debt	8,070	39,155	12,567	48,881
Principal repayments from CDO securities	329	8,865	527	8,865
Principal repayments from non-Agency RMBS	4,162	28	4,173	70
Return of investment in excess mortgage servicing rights	2,395	—	4,820	—
Principal repayments from loans and non-CDO securities (excluding non-Agency RMBS)	15,232	14,300	38,115	51,863
Purchase of real estate securities	(223,330)	(90,644)	(227,670)	(180,245)
Proceeds from sale of real estate securities	—	3,885	—	3,885
Acquisition of investments in excess mortgage servicing rights	(187,438)	—	(190,510)	—
Acquisition of servicing rights	—	(186)	—	(2,268)
Deposit paid on investment in excess mortgage servicing rights	(16,801)	—	(16,801)	—
Payments on settlement of derivative instruments	—	(14,322)	—	(14,322)

Net cash provided by (used in) investing activities	(397,381)	(38,919)	(374,779)	(83,271)

Cash flows From Financing Activities
Repurchases of CDO bonds payable	(18)	(85,981)	(9,177)	(87,064)
Issuance of other bonds payable	—	142,736	—	142,736
Repayments of other bonds payable	(11,234)	(173,782)	(21,684)	(184,242)
Borrowings under repurchase agreements	98,077	28,598	102,194	108,576
Repayments of repurchase agreements	(8,291)	(6,356)	(18,424)	(9,263)
Issuance of common stock	268,050	—	268,050	98,843
Costs related to issuance of common stock	(621)	(410)	(621)	(468)
Common Stock dividends paid	(21,036)	—	(36,813)	—
Preferred Stock dividends paid	(1,395)	(1,396)	(2,790)	(5,581)
Payment of deferred financing costs	—	(1,546)	—	(1,546)
Restricted cash returned from refinancing activities	—	62,220	—	62,220

Net cash provided by (used in) financing activities	323,532	(35,917)	280,735	124,211

Net Increase (Decrease) in Cash and Cash Equivalents	(53,778)	(59,756)	(54,709)	67,314
Cash and Cash Equivalents, Beginning of Period	156,425	160,594	157,356	33,524

Cash and Cash Equivalents, End of Period	$102,647	$100,838	$102,647	$100,838

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	19,664	24,410	$40,390	$53,169

Supplemental Schedule of Non-Cash Investing and Financing Activities
Preferred stock dividends declared but not paid	$930	$930	$930	$930
Common stock dividends declared but not paid	$29,436	$7,930	$29,436	$7,930
Securities purchased, not yet settled	$68,296	$85,278	$68,296	$85,278
Purchase price payable on investments in excess mortgage servicing rights	$31,382	$—	$31,382	$—
Deposit on senior living assets due to affiliates	$5,930	$—	$5,930	$—

Newcastle Investment Corp.

Reconciliation of Core Earnings

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Income available for common stockholders	$29,044	$97,740	$101,120	$206,018
Add (Deduct):
Impairment (reversal)	8,499	(9,067)	1,419	(46,273)
Other income	1,359	(58,889)	(28,393)	(104,358)
Loss (Income) from discontinued operations	(261)	(190)	(525)	—

	$38,641	$29,594	$73,621	$55,387

Core Earnings

•

Core earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. Management views this measure as Newcastle’s “core” current earnings, while gains and losses (including impairment) are simply a potential indicator of future earnings. Management believes that this measure provides investors with useful information regarding Newcastle’s “core” current earnings, and it enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business. Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of its liquidity and is not necessarily indicative of cash available to fund cash needs. The Company’s calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

Newcastle Investment Corp.

Reconciliation of Cash Available for Distribution

(dollars in thousands)

	Three Months Ended June 30,
	2012	2011
Reconciliation of Cash Available for Distribution:
Net cash provided by operating activities	20,071	15,080

Principal repayments bought at a discount(1)	12,561	48,020
Less: Return of capital included above(2)	(9,802)	(35,684)

Subtotal	2,759	12,336

Preferred dividends(3)	(1,395)	(1,395)

Cash Available for Distribution	$21,435	$26,021

Other data from the Consolidated Statements of Cash Flows:
Net cash provided by (used in) investing activities	$(397,392)	$(38,919)
Net cash provided by (used in) financing activities	323,532	(35,917)
Net increase (decrease) in cash and cash equivalents	(53,789)	(59,756)

(1)	Excludes principal repayments on assets purchased at par or assets where the principal received is required to pay down Newcastle’s debt (assets held in its CDO’s, MH loans and Agency securities).
(2)	Represents the portion of principal repayments from repurchased CDO debt, CDO securities, and Non-Agency RMBS computed based on the ratio of Newcastle’s purchase price of such debt or securities to the aggregate principal payments expected to be received from such debt or securities.
(3)	Represents preferred dividends to be paid on an accrual basis (payments are made at the end of Jan, Apr, Jul and Oct).

Cash Available for Distribution (“CAD”)

•

Management believes that CAD is useful for investors because it is a meaningful measure of the Company’s operating liquidity. It represents GAAP net cash provided by operating activities adjusted for two factors:

1.	Principal payments received in excess of the portion which represents a return of Newcastle’s invested capital in certain of Newcastle’s investments, which were acquired at a significant discount to par. These investments include repurchased CDO debt, CDO securities and non-Agency RMBS. Although these net principal repayments are reported as investing activities for GAAP purposes, they actually represent a portion of Newcastle’s return on these investments (or yield), rather than a return of Newcastle’s invested capital.

2.	Preferred dividends. Although these dividends are reported as financing activities for GAAP purposes, they represent a recurring use of Newcastle’s operating cash flow similar to interest payments on debt.

•	Management uses CAD as an important input in determining cash available to pay dividends to Newcastle’s common stockholders.

•

CAD excludes principal repayments on assets purchased at par or assets where the principal received is required to pay down Newcastle’s debt (assets held in the its CDOs, MH loans and Agency securities). Furthermore, net cash provided by operating activities, a primary element of CAD, includes timing differences based on changes in accruals. CAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of the Company’s liquidity and is not necessarily indicative of cash available to fund cash needs. The Company’s calculation of CAD may be different from the calculation used by other companies and therefore comparability may be limited.